EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-effective Amendment No. 1 to Shire Pharmaceuticals Group plc Registration Statement on Form S-8 (No. 333-91552) of our report dated June 28, 2005, appearing in the Annual Report on Form 11-K of the 1997 Restated Shire 401(k) Savings Plan and Trust for the year ended December 31, 2004, and to the reference to us under the heading “Experts” in this Post-effective Amendment.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
November 25, 2005